UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2010

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	22-3326528
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

485-A Route 1 South
Suite 200
Iselin, New Jersey  08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 30, 2010, CareAdvantage, Inc. (the “Company”) received a letter dated August 30, 2010, from Blue Cross and Blue Shield of Texas (“BCBSTX”) stating that “In accordance with Section 5.2.2, “Termination Without Cause,” of the Service and License Agreement between CareAdvantage, Inc. . . . and Blue Cross and Blue Shield of Texas, a division of Health Care Service Corporation, a Mutual Legal Reserve Company . . . effective August 15, 2003 (the “Agreement”), this letter serves as ninety (90) days prior written notice of BCBSTX’s intent to terminate the Agreement effective November 30, 2010.”

A copy of this letter is filed as Exhibit 10.1 and incorporated herein by reference.

On August 25, 2010, Dennis Mouras, the Company’s President and Chief Executive Officer, met with three officers of Health Care Service Corporation (“HCSC”) and/or BCBSTX:, J. Darren Rodgers, President, Texas Division and Southwest Region, HCSC; Carolyn Dawson, DSVP Enterprise Health Care Management, HCSC; and Cynthia A. Johnson, Vice President, Health Care Clinical Operations, BCBSTX (collectively, the “HCSC-BCBSTX Officers”).

At this meeting the HCSC-BCBSTX Officers advised Mr. Mouras that, in the interests of providing consistency across its business units, HCSC determined that beginning in 2011 BCBSTX, one of four Blue Cross and Blue Shield plans it owns (the others are Blue Cross Blue Shield of Illinois, Blue Cross Blue Shield of Oklahoma and Blue Cross Blue Shield of New Mexico), would no longer use RPNavigator as a tool to manage the health care of its plan participants; instead, it would commence using the same tool used by the other three Blue Cross and Blue Shield organizations.  Nevertheless, because of BCBSTX’s favorable experiences with RPNavigator, the HCSC-BCBSTX Officers indicated to Mr. Mouras that BCBSTX desires to continue to be able to receive ad hoc reports generated by RPNavigator and to maintain a positive relationship with the Company.  Further, the HCSC-BCBSTX Officers and Mr. Mouras discussed in general terms potential uses of RPNavigator for purposes other than health care management, including its potential use (a) in managing BCBSTX’s provider networks, (b) in analyzing and presenting its data as a result of certain Texas regulatory developments, and (c) in measuring the effectiveness of its disease management programs.  The HCSC-BCBSTX Officers invited Mr. Mouras to submit to them a proposal for such other purposes, and the Company is in the process of preparing this proposal which it anticipates delivering to the HCSC-BCBSTX Officers in September 2010.  BCBSTX did not provide the Company with any notice of termination at the meeting.

As a result of this meeting, the Company expects to retain BCBSTX as a customer; however, at this time it is impossible to state with any certainty the scope of services that the Company may provide, the revenues that it will receive for such services, and the costs of providing such services.  Unless and until the Company and BCBSTX reach an agreement regarding their future relationship, there is no assurance that the Company will in fact retain BCBSTX as a customer.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter dated August 30, 2010, from Blue Cross and Blue Shield of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: September 3, 2010	By:	/s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated August 30, 2010, from Blue Cross and Blue Shield of Texas.